Exhibit 10.11

EXCLUSIVE OPTION AGREEMENT

AMONG

XI’AN PHARMACEUTICALS DEVELOPMENT CO., LTD

AND

THE SIXTEEN PERSONS INCLUDING WANG GUOZHU

XI’AN QINBA PHARMACEUTICALS CO., LTD

28, October, 2008

CHINA

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (the “Agreement”) is entered into as of 【】 October, 2007 between the following parties.

Party A:	Xi’an Pharmaceuticals Development Co., Ltd.
Registered Address: Room C901, 16 Gaoxin 1 Rd., Xi’an High-Tech Zone, Xi’an, Shaanxi , Legal Representative: Chen Ying

Party B:

1. Wang Guozho, a citizen of PRC with ID Card number 【[220182196302120058]

2. Zang Guiping, a citizen of PRC with ID Card number 【[370111196606022016]

3. Yan Weidong, a citizen of PRC with ID Card number 【[370104196812022910]

4. Zhang Yong, a citizen of PRC with ID Card number 【●[610404196907211075]

5. Xing Xiu’e, a citizen of PRC with ID Card number 【●[23102719440726502X]

6. Xu Yong, a citizen of PRC with ID Card number 【●】 [610104197007086115]

7. Wang Wei, a citizen of PRC with ID Card number 【●[152101196808080618]

8. Gao Xiling, a citizen of PRC with ID Card number 【●[610402195703122700]

9. Guo Chenglin, a citizen of PRC with ID Card number 【●[610403197110230058]

10. Wu Weiping, a citizen of PRC with ID Card number 【●[610403198202050067]

11. Bai Rong, a citizen of PRC with ID Card number 【●[62050319790316422X]

12. Wu Jin, a citizen of PRC with ID Card number 【●[610125198301140529]

13. Ding Zhibo, a citizen of PRC with ID Card number 【●[2310271972041055018]

14. Pu Feng, a citizen of PRC with ID Card number 【●[61040419700726052X]

15. Guan Zheng, a citizen of PRC an ID Car number  【●[9370111196701102030]

16 Yaing Airfang, a citizen of PRC and ID Car number 【[612621194610101027]

Party C:	Xi’an Qinba Pharmaceuticals Co. Ltd.
Registered Address: Jingwei 10 Rd., Xi’an Economy Technology Development Zone, Xi’an, Shaanxi Legal Representative: Wang Guozhu

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties” and each of them is called as the “Party”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”);

2.	Party C is a limited liability company incorporated in Shaanxi and with business license issued by the Shaanxi Municipal Administration for Industry and Commerce;

3 .

As of the date of this Agreement Party B are shareholders of Xi’an Qinba Pharmaceutical Co. Ltd.

(hereinafter referred to as “Xi’an Pharmaceutical”) and collectively legally hold all of the equity interest of

Xi’an Pharmaceutical. Under this Agreement, Party B, The Sixteen Persons including Wang Guozhu have acted collectively as one party to this Agreement;

NOW, THEREFORE , the Parties through mutual negotiations hereby enter into this Agreement according to the following terms and conditions:

1.	THE GRANT AND EXERCISE OF PURCHASE OPTION

    Grant: Party B hereby grant Party A an irrevocable exclusive purchase option. Party A has right to purchase all or part of the shares of Party C currently owned by any of Party B, or to purchase all or part of the assets of Party C, in each case in accordance with Article 1.3 of this contract. This purchase option is irrevocable and shall be exercised only by Party A (or the qualified persons appointed by Party A). The term “person” used herein shall include any entity, corporation, partnership, joint venture and non-corporate organizations.

    Exercise Procedures:

    Party A shall notify Parties B in writing prior to exercising its option (the “Option Notice” hereinafter).

    The next day upon receipt of the Option Notice, Parties B and C, together with party A (or the qualified person appointed by Party A), shall promptly compile a whole set of documents (the “Transfer Documents”) to be submitted to the government bodies for approving the shares or assets transfer in connection with the Option exercise so that the shares or assets transfer can be transferred, in whole or in part.

    Upon the completion of the compilation of all the Transfer Documents and the Transfer Documents being confirmed by Party A, Parties B and C shall promptly and unconditionally obtain, together with Party A (or the qualified person appointed by Party A), all approvals, permissions, registrations, documents and other necessary approvals to effectuate the transfer of the shares and remaining assets of Party C in connection with the Option exercise.

Exercise Condition: Party A may immediately exercise the option of acquiring the equity interests in or remaining assets of Party C whenever Party A considers it necessary to acquire Party C and it is doable in accordance with PRC laws and regulations.

2.	Price of Acquisition

Party A and Party B shall enter into relevant agreements regarding the price of acquisition based on the circumstances of the exercise of option. Party A has the discretion to decide the time and arrangement of the acquisition, provided that the acquisition will not violate any PRC laws or regulations then in effect.

3 .	REPRESENTATIONS AND WARRANTIES

3.1

Each party hereto represents to the other parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and (2) the execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

3.2

Party B hereto represents to Party A that: (1) they are legally registered shareholders of Party C and have paid Party C the full amount of their respective portions of Party C's registered capital required under the

PRC laws; (2) except Share Pledge Agreement, Party B has not mortgaged or pledged his shares of Party C, nor has either of them granted any security interest or borrow against his shares of Party C in any form; and (3) Party B has not sold or will not sell to any third party its equity interests in Party C.

3.3

Party C hereto represents to Party A that: (1) it is a limited liability company duly registered and validly existing under the PRC law; and (2) its business operations are in compliance with applicable laws of the

PRC in all material aspects.

4 .	COVENANTS

The Parties further agree as follows:

4.1	Before Party A has acquired all the equity/assets of Party C by exercising the purchase option provided hereunder, Party C shall not:

4.1.1

sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets,

operations or any legal or beneficiary interests with respect to its revenues (unless such sale,

assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing);

4.1.2

enter into any transaction which may materially affect its assets, liability, operation,

shareholders’ equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.1.3	distribute any dividend to its shareholders in any manner.

4.2	Before Party A has acquired all the equity/assets of Party C by exercising the purchase option provided hereunder, Party B and/or Party C shall not individually or collectively:

4.2.1

supplement, alter or amend the articles of association of Party C in any manner to the extent that such supplement, alteration or amendment may have a material effect on

Party C's assets, liability, operation, shareholders’ equity or other legal rights;

4.2.2

cause Party C to enter into any transaction to the extent such transaction may have a material effect on Party C's assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to Party C's daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.3	Party B shall entrust Party A to manage Party C in accordance with Entrusted Management Agreement.

5 .	ASSIGNMENT OF AGREEMENT

5.1	Party B and Party C shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

5.2

Each of Party B and Party C hereby agrees that Party A shall have the right to transfer all of its rights and obligation under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B and Party C will be required.

6 .	CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

a.

The materials is known by the public (except for any materials disclosed to the public by the Party who receives such materials) or the materials is already known by the disclosing Party or acquired by the disclosing Party from a third party lawfully in possession thereof with no obligation of confidentiality;

b.	The materials are required to be disclosed under the applicable laws or the rules or provisions of stock exchange; or

c.

The materials disclosed by each Party to its legal or financial consultant relate to the transaction contemplated under this Agreement, and such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article 6 shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

7 .	BREACH OF CONTRACT

Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

8 .	APPLICABLE LAW AND DISPUTE RESOLUTION

8.1	Applicable Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

8.2	Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance of this

Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each Party shall have the right to submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in Beijing in

accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

9.	EFFECTIVENESS AND TERMINATION

9.1	This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

9.2

This Agreement may not be terminated without the unanimous consent of all the Parties except that

Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

1 0.	MISCELLANEOUS

10.1	Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

10.2	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

10.3	Severability

If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant

PRC laws of the PRC, such a provision shall be deemed invalid only to the extent the PRC laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

10.4	Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

10.6	Successor

This Agreement shall bind and benefit the successor or the transferee of each Party.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS THEREFORE , the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A: Xi’an Pharmaceuticals Development Co., Ltd.

(Seal)

Legal Representative/Authtorized Representative(Signature):

PARTY B:

/s/ Wang Guozhu	/s/ Zhang Guiping
Wang Guozhu	Zhang Guiping

/s/ Yan Weidong	/s/ Zhang Yong
Yan Weidong	Zhang Yong

/s/ Xing Xiu’e	/s/ Xu Yong
Xing Xiu’e	Xu Yong

/s/ Wang Wei	/s/ Gao Xiling
Wang Wei	Gao Xiling

/s/ Guo Chenglin	/s/ Wu Weiping
Guo Chenglin	Wu Weiping

/s/ Bai Ron	/s/ Wu Jin
Bai Rong	Wu Jin

/s/ Ding Zhibo	/s/ Guan Zheng
Ding Zhibo	Guan Zheng

/s/ Pu Feng	/s/ Yang Aifang
Pu Feng	Yang Aifang

PARTY C: Xi’an Qinba Pharmaceuticals Co. Ltd.

(seal)

Legal Representative/Authorized Representative(Signature):